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[WORLD ACCESS LOGO]

                    WORLD ACCESS TERMINATES STAR TRANSACTION

         Atlanta, Georgia - January 9, 2001 - WORLD ACCESS, INC. (NASDAQ: WAXS) announced today that it has terminated its agreement to acquire STAR Telecommunications (NASDAQ: STRX). All of the closing conditions set forth in the definitive agreement have not been satisfied, including STAR's obligation to sell its PT-1 subsidiary for minimum net cash proceeds of $120 million.

         John D. Phillips, Chairman and Chief Executive Officer of World Access, said, "We regret that we cannot complete our transaction with STAR Telecom. Unfortunately, the financial liabilities of STAR are such that we do not feel we can close the transaction without the $120 million net cash infusion anticipated from the sale of PT-1 as agreed on June 6, 2000. Strategically, we expect that our acquisition of TelDaFax will bring us sufficient network and operating assets in Germany to position the combined company as a telecommunications leader in that market once the transaction is complete. We have extended our tender offer for TelDaFax to February 2, 2001, to make up for holiday delays and give TelDaFax shareholders a fair opportunity to respond to our tender. Meanwhile, we are making every effort to prepare for the combination and integration of our companies."

         On September 19, 2000, World Access announced certain financial projections for 2001 and future periods, which were based on a business model that assumed that the STAR merger would be completed as of January 1, 2001. With the termination of the STAR merger agreement, the projections are no longer an indication of World Access' anticipated financial performance. The Company is currently reviewing its business plan, taking into consideration these recent developments.

ABOUT WORLD ACCESS

         World Access is focused on being a leading provider of bundled voice, data and Internet services to small- to medium-sized business customers located throughout Europe. In order to accelerate its progress toward a leadership position in Europe, World Access is acting as a consolidator for the highly fragmented retail telecom services market, with the objective of amassing a substantial and fully integrated business customer base. To date, the Company has acquired several strategic assets, including Facilicom International, which operates a Pan-European long distance network and carries traffic for approximately 200 carrier customers, NETnet, with retail sales operations in 9 European countries, and WorldxChange, with over 750,000 retail accounts in the US and Europe. World Access, branding as NETnet, offers services throughout Europe, including long distance, internet access and mobile services. The Company provides end-to-end international communication services over an advanced asynchronous transfer mode internal network that includes gateway and tandem switches, an extensive fiber network encompassing tens of millions

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of circuit miles and satellite facilities. For additional information regarding
World Access, please refer to the Company's website at www.waxs.com.

         THIS PRESS RELEASE MAY CONTAIN FINANCIAL PROJECTIONS OR OTHER FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE SECURITIES REFORM ACT OF 1995. SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES WHICH MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. THESE RISKS INCLUDE: POTENTIAL INABILITY TO IDENTIFY, COMPLETE AND INTEGRATE ACQUISITIONS; DIFFICULTIES IN EXPANDING INTO NEW BUSINESS ACTIVITIES; DELAYS IN NEW SERVICE OFFERINGS; THE POTENTIAL TERMINATION OF CERTAIN SERVICE AGREEMENTS OR THE INABILITY TO ENTER INTO ADDITIONAL SERVICE AGREEMENTS; AND OTHER RISKS DESCRIBED IN THE COMPANY'S SEC FILINGS, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS AMENDED, THE COMPANY'S QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED MARCH 31, 2000 AND JUNE 30, 2000, AS AMENDED, THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2000, AND THE COMPANY'S REGISTRATION STATEMENTS ON FORMS S-3 (NO. 333-79097) AND S-4 (NO. 333-37750 AND 333-44864), ALL OF WHICH ARE INCORPORATED BY REFERENCE INTO THIS PRESS RELEASE.

         WORLD ACCESS AND STAR HAVE FILED A JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS CONCERNING THE STAR MERGER AND THE WORLDXCHANGE MERGER WITH THE UNITED STATES SEC. ADDITIONALLY, WORLD ACCESS HAS FILED A PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS CONCERNING THE TELDAFAX TRANSACTIONS WITH THE SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

         INVESTORS WILL BE ABLE TO OBTAIN THE DOCUMENTS FREE OF CHARGE AT THE SEC'S WEB SITE, WWW.SEC.GOV. IN ADDITION, DOCUMENTS FILED WITH THE SEC BY WORLD ACCESS WILL BE AVAILABLE FREE OF CHARGE BY WRITING TO INVESTOR RELATIONS, WORLD ACCESS, INC., 945 E. PACES FERRY ROAD, SUITE 2200, ATLANTA, GA, 30326, OR BY TELEPHONE REQUEST TO 404-231-2025. DOCUMENTS FILED BY STAR CAN BE OBTAINED BY WRITING TO INVESTOR RELATIONS, STAR TELECOMMUNICATIONS, SANTA BARBARA, CA, 93101, OR BY TELEPHONE REQUEST AT 805-899-1962.

         THE PARTICIPANTS, AS DEFINED IN INSTRUCTION 3 TO ITEM 4 OF SCHEDULE 14(A) IN THE SOLICITATION OF PROXIES FROM THE WORLD ACCESS STOCKHOLDERS FOR THE APPROVAL OF THE TRANSACTIONS INCLUDE WORLD ACCESS AND WALTER J. BURMEISTER, KIRBY J. CAMPBELL, BRIAN CIPOLETTI, STEPHEN J. CLEARMAN, JOHN P. IMLAY, JR., MASSIMO PRELZ OLTRAMONTI, JOHN D. PHILLIPS, JOHN P. RIGAS, CARL E. SANDERS AND LAWRENCE C. TUCKER, EACH A DIRECTOR OF WORLD ACCESS. PLEASE SEE WORLD ACCESS' ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, FILED ON MARCH 30, 2000, FOR A DESCRIPTION OF THE WORLD ACCESS SECURITY HOLDINGS OF EACH OF THE WORLD ACCESS DIRECTORS.

WORLD ACCESS CONTACT:      MICHELE WOLF
(404-231-2025)             V.P. OF INVESTOR RELATIONS
HTTP://WWW.WAXS.COM